Exhibit 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I, Gregory Robertson, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A (this “Report”) of Business First Bancshares, Inc.;

2.

Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report.

Date: April 29, 2020	/s/ Gregory Robertson
Gregory Robertson
Executive Vice President and Chief Financial Officer